Exhibit 99.1
Triarc and Wendy’s Announce September 15, 2008 Shareholders Meetings To
Approve Proposed Merger
ATLANTA, GA and DUBLIN, OH, August 15, 2008 — Triarc Companies, Inc. (NYSE: TRY; TRY.B), the parent company of Arby’s Restaurant Group, Inc., which is the franchisor of the Arby’s® restaurant system, and Wendy’s International, Inc. (NYSE: WEN) announced today that the Securities and Exchange Commission (“SEC”) has declared effective the Form S-4 registration statement regarding the companies’ proposed merger. Stockholders/shareholders of record of both companies as of August 5, 2008 will be mailed the joint proxy statement/prospectus included in the registration statement in connection with the proposed merger and will be entitled to vote at the respective companies’ stockholders’/shareholders’ meetings scheduled to be held on September 15, 2008.
The boards of directors of Triarc and Wendy’s® have approved the transaction and urge stockholders/shareholders to “VOTE FOR” the merger and the related proposals.
Triarc stockholders are invited to attend its annual meeting of stockholders to be held at 11:00 am ET on September 15, 2008 at The Waldorf-Astoria Hotel, 301 Park Avenue, New York, NY.
Wendy’s shareholders are invited to attend its special meeting of shareholders to be held at 11:00 am ET on September 15, 2008 at Wendy’s Corporate Headquarters, One Dave Thomas Boulevard (4288 West Dublin-Granville Road), Dublin, Ohio. The main purpose of the Wendy’s meeting is to tally votes from shareholders regarding the proposed merger.
Summary of the Proposed Merger
The proposed merger of Triarc and Wendy’s creates an exciting opportunity based upon an improved platform for growth. Key highlights of the merger include:
•	Wendy’s shareholders will receive 4.25 shares of Triarc Class A Common Stock for each Wendy’s common share they own. Under the agreement, Triarc stockholders will also be asked to approve the conversion of each share of Triarc Class B Common Stock, Series 1, into one share of Triarc Class A Common Stock, resulting in a post-merger company with a single class of common stock. On a pro forma combined basis, there will be approximately 467 million shares of Triarc Class A Common Stock outstanding upon the consummation of the merger.

•	The merger will bring together two iconic brands with over 10,000 restaurants in the U.S. and approximately $12 billion in combined pro forma annual system-wide sales. Arby’s is the second-largest sandwich chain in the U.S. quick service restaurant industry and is best known for its hand carved roast beef and premium sandwiches, subs, wraps and salads served under the Market Fresh® brand. Wendy’s is the third-largest quick service hamburger chain in the world with a legacy of superior quality and product innovation.

•	Arby’s and Wendy’s will operate as independent business units headquartered in Atlanta, Georgia and Dublin, Ohio, respectively. This organization will enable each business to completely focus on brand delivery, customer satisfaction, and operational improvements.

Support center services will be headquartered in Atlanta to include all public company responsibilities and other shared services.

•	The merger will create significant opportunities for restaurant margin improvement and G&A cost savings to position the combined company to generate attractive free cash flow over the long-term.

•	The merger is expected to promote growth opportunities with daypart expansion, especially breakfast. In addition, international expansion represents a substantial growth opportunity as both brands are under-penetrated in foreign markets compared to other major quick-service restaurant chains.

•	The post-merger company, which will be named Wendy’s/Arby’s Group, Inc., will be incorporated in Delaware. Wendy’s/Arby’s Group, Inc. common stock is expected to trade on the New York Stock Exchange under the symbol “WEN.”
The merger closing is subject to the requisite approvals by the stockholders/shareholders of both companies and other customary closing conditions. There can be no assurance that the merger will be consummated or that the benefits of the merger described above will be realized.
About Triarc
Triarc is a holding company and, through its subsidiary Arby’s Restaurant Group, Inc., is the franchisor of the Arby’s® restaurant system. Arby’s is the second largest restaurant franchising system in the sandwich segment of the quick service restaurant industry. As of June 29, 2008, there were a total of 3,719 Arby’s restaurants in the system, including 1,169 Company-owned and 2,550 franchised locations.
About Wendy’s
Wendy’s is primarily engaged in the business of operating, developing and franchising a system of distinctive quick-service restaurants serving high quality food. As of June 29, 2008, there were 6,625 Wendy’s restaurants in operation in the United States and in 21 other countries and territories. Of these restaurants, 1,402 were operated by Wendy’s and 5,223 by Wendy’s franchisees.
Additional Information about the Merger and Where to Find It
Triarc and Wendy’s are mailing a joint proxy statement/prospectus containing information about the proposed merger to their respective stockholders/shareholders. The joint proxy statement/prospectus is included in the registration statement on Form S-4 (Registration No. 333-151336) that Triarc filed with the SEC. BEFORE MAKING ANY VOTING DECISION, TRIARC AND WENDY’S URGE INVESTORS AND SECURITY HOLDERS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER BECAUSE IT CONTAINS IMPORTANT INFORMATION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Triarc’s website (www.triarc.com) under the heading “Investor Relations” and then under the item “SEC Filings and Annual Reports”. You may also obtain these documents, free of charge, from Wendy's website (www.wendys.com) under the tab "Investor" and then under the heading "SEC Filings".

Triarc, Wendy’s and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Triarc and Wendy’s stockholders/shareholders in favor of the stockholder/shareholder approvals required in connection with the proposed merger. Information regarding the persons, who may, under the rules of the SEC, be considered participants in the solicitation of the Triarc and Wendy’s stockholders/shareholders in connection with the stockholders/shareholders approvals required in connection with the proposed merger, is set forth in the joint proxy statement/prospectus. Information about Triarc’s executive officers and directors can be found in Amendment No. 2 to its Annual Report on Form 10-K, filed with the SEC on April 25, 2008. You can find information about Wendy’s executive officers and directors in its Amendment No. 1 to its Form 10-K filed with the SEC on April 28, 2008. Free copies of these documents may be obtained from Triarc and Wendy’s at the website locations described above.
Forward-Looking Statements
This press release contains certain statements that are not historical facts, including, importantly, information concerning possible or assumed future results of operations of Triarc Companies, Inc. and its subsidiaries (collectively “Triarc” or the “Company”), and those statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements that address Triarc’s operating performance; the pending merger transaction between Triarc and Wendy’s International, Inc. (“Wendy’s”); the combined company; expectations with respect to the future financial or business performance, strategies or expectations, synergies, efficiencies, cost savings, capitalization and anticipated financial impacts of the merger transaction and related transactions; approval of the merger transaction and related transactions by shareholders; the satisfaction of the closing conditions to the merger transaction and related transactions; the timing of the completion of the merger transaction and related transactions; and other events or developments that are expected or anticipated to occur in the future, including statements relating to margin improvement, future free cash flow, daypart expansion, international expansion or statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on our expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements. For all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in, or implied by the forward-looking statements contained herein. Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond our control, include, but are not limited to, (1) changes in the quick service restaurant industry; (2) prevailing economic, market and business conditions affecting Triarc and Wendy’s, including competition from other food service providers; (3) conditions beyond Triarc’s or Wendy’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting Triarc’s and/or Wendy’s customers or food supplies or acts of war or terrorism; (4) changes in the interest rate environment; (5) changes in debt, equity and securities markets; (6) changes in the costs of commodities and/or labor; (7) the availability of suitable locations and terms for the sites designated for development; (8) cost and availability of capital; (9) adoption of new, or changes in, accounting policies and practices; and (10) other factors discussed from time to time in Triarc’s and Wendy’s news releases, public statements and/or filings with the SEC, including those identified in the “Risk Factors” sections of Triarc’s and Wendy’s Annual and Quarterly Reports on Forms 10-K and 10-Q. Other factors include the possibility that the merger does not close, including due to the failure to receive required stockholder/shareholder approvals or the failure of other closing conditions.
All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this press release as a result of new information, future events or developments, except as required by federal securities laws. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.

For Triarc Investors:	For Wendy’s Investors:
Kay Sharpton	John Barker
(678) 514-5292	(614) 764-3044
ksharpton@arbys.com	john_barker@wendys.com

Media:	Media:
Sard Verbinnen & Co	Denny Lynch
Carrie Bloom	(614) 764-3553
(212) 687-8080	denny_lynch@wendys.com
cbloom@sardverb.com